UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14-A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant     X                                                      Filed by a Party other than the Registrant    __

Check the Appropriate:
__           Preliminary Proxy Statement
__           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X            Definitive Proxy Statement
__           Definitive Additional Materials
__           Soliciting Material Under Rule 14a-12

PEOPLES FINANCIAL SERVICES CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee:

X           No fee required.

__           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

__           Fee paid previously with preliminary materials.

__
Check if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Indentify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement No.:

(3)	Filing party:

(4)	Date filed:

PEOPLES FINANCIAL SERVICES CORP.

82 FRANKLIN AVENUE
HALLSTEAD, PA  18822

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 24, 2010

The 2010 Annual Meeting of Shareholders of Peoples Financial Services Corp. will be held at the Shadowbrook Inn and Resort, 315 SR 6 E, Tunkhannock, Pennsylvania, on Saturday, April 24, 2010, beginning at 8:30 a.m.

ITEMS OF BUSINESS:

1)	Election of two Class II Directors to hold office for three years from the date of election and until his successor(s) shall have been elected and qualified; and

2)	Any other matters that properly come before the meeting.

All holders of common shares of record at the close of business on February 26, 2010, are entitled to vote at the Meeting and any postponements or adjournments of the Meeting.

The Company’s 2009 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

Proxy Materials can be accessed on the web at www.peoplesnatbank.com/investors

It is important that your shares be represented and voted at the Meeting!
Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose or vote your shares on line at www.voteproxy.com – follow the on-screen instructions and have your proxy card available when you access this web page.

Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.

By order of the Board of Directors
Alan W. Dakey
President/CEO

March 31, 2010
Hallstead, Pennsylvania

TABLE OF CONTENTS
PROXY STATEMENT	3
Proxies	3
Required Vote	3
Cost of Proxy Solicitation	3
Advance Notice Procedures	3
Directors Selection Process	4
Shareholder Communications	4
GOVERNANCE OF THE COMPANY	5
Director Attendance	5
Director Independence	5
Chairman of the Board	5
The Board's Role in Enterprise Risk Oversight	6
Committees of the Board of Directors	6
Compensation of Directors	8
Relationship with Independent Public Accountants	8
Section 16(a) Beneficial Ownership Reporting Compliance	8
BENEFICIAL OWNERSHIP OF PEOPLES FINANCIAL SERVICE CORP. HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT	9
ELECTION OF DIRECTORS	10
Nominees for Terms Expiring in 2013	10
Directors Whose Terms Will Expire in 2011	11
Directors Whose Terms Will Expire in 2012	11
COMPENSATION DISCUSSION AND ANALYSIS	11
Overview of Objectives	11
Components of the Compensation Program	12
Base Salary	12
Annual Cash Incentives	12
Benefits	13
Employee Stock Ownership Plan (“ESOP”)	13
401(k) and Profit Sharing Plan	13
Health Insurance	13
Supplemental Employee Retirement Plan	13
Employee Agreements	13
Change in Control Agreements	14
Perquisites	14
Impact of Prior Compensation in Setting Elements of Compensation	14
The Role of the Compensation Committee	14
Accounting and Tax Treatments	14
Material Difference in Compensation	15
Benchmarking	15
Other Matters	15
COMPENSATION COMMITTEE REPORT	15
Compensation Committee Interlocks and Insider Participation	16
EXECUTIVE COMPENSATION	16
Summery Compensation Table	16
Employee Stock Ownership Plan (“ESOP”)	16
401(k)	17
Employment Agreements	17
Change in Control Agreements	17
Amounts Owed if a Triggering Event had Taken Place	18
Outstanding Equity Awards at Fiscal Year End December 31, 2009	18
Option Exercises and Stock Vested Table	18
Pension Benefits	18
RELATIONSHIPS AND OTHER RELATED TRANSACTIONS	18
REPORT OF THE AUDIT COMMITTEE	19
DIRECTORS AND EXECUTIVE OFFICERS	21
OTHER MATTERS THAT MAY BECOME BEFORE THE ANNUAL MEETING	22

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Financial Services Corp. (the “Company”), parent company of Peoples National Bank (the “Bank”), Peoples Advisors, LLC, and Peoples Financial Capital Corporation, for use at the Company’s Annual Meeting of Shareholders to be held on April 24, 2010, (the “Meeting”) at 8:30 a.m. E.S.T. at the Shadowbrook Inn and Resort, 315 SR 6 E, Tunkhannock, Pennsylvania.  The Proxy Statement and the accompanying proxy are first being mailed to Shareholders of the Company on or about March 31, 2010.

PROXIES

The execution of the enclosed proxy will not affect a shareholder’s right to attend the Meeting and vote in person.  Any Shareholder voting a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or a subsequently executed proxy to the Secretary of the Company, Debra E. Dissinger, PO Box A, Hallstead, Pennsylvania, 18822, or by attending the Meeting and electing to vote in person after giving written notice thereof to the Secretary of the Company.  Shareholders of record at the close of business on February 26, 2010 are entitled to notice of, and to vote at, the Meeting.  On that date, the Company had 3,136,156 shares of common stock outstanding (the “Common Stock”), par value $2 per share, each of which will be entitled to one vote at the meeting.

If the enclosed proxy is appropriately executed in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon.  Any proxy not specifying to the contrary will be voted FOR the election of the nominees for Class II Directors.

Shares represented by properly executed proxies will be voted FOR the nominees of the Board of Directors named unless otherwise specified by the Shareholder.  Any Shareholder who wishes to withhold authority from the proxy holders to vote for the election of the Directors may do so by marking his or her proxy to that effect.  No proxy may be voted for a greater number of persons than the number of nominees named.  If the nominees should become unable to serve, the persons named in the proxy may vote for another nominee.  The Company’s Board of Directors and Management, however, have no present reason to believe that the nominees listed will be unable to serve as Directors, if elected.

REQUIRED VOTE

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of Directors is necessary to constitute a quorum at the Meeting.  Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast at the Meeting, and shareholders are not entitled to cumulate their votes for the election of Directors. Abstentions and broker “non-votes” will not be considered as votes cast for purposes of the Meeting.

COST OF PROXY SOLICITATION

The expense of soliciting proxies will be borne by the Company.  It is expected that the solicitation of proxies will be primarily by mail.  The Company’s Directors, Officers and Employees may also, but without compensation other than their regular compensation, solicit proxies by further mailings or personal conversations, or by telephone, fax, or other electronic means.  This expense for 2009 was $4,900.

ADVANCE NOTICE PROCEDURES

The By-laws of the Company permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder of the Company.  All nominations are referred to the Board of Directors for consideration.  There were no nominations by shareholders submitted to the Board for consideration.

The By-laws require that any nomination for Director by a shareholder (other than by the Board of Directors) must be made by notice, in writing, delivered to the Secretary of the Company not less than 60 days prior to the date of a Shareholders’ Meeting.  Any shareholder proposal for consideration at the Company’s Annual Meeting of Shareholders to be held in 2011 must be received by the Company at its principal office not later than December 1, 2010 if it is to be considered for inclusion in the Company’s 2011 proxy statement.  All other shareholder proposals must be received between December 24, 2010 and February 23, 2011.  A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary, PO Box A, Hallstead, Pennsylvania, 18822.

DIRECTORS SELECTION PROCESS

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, which may include: the current composition of the Board; the range of talents, experiences and skills that would best complement those already represented on the Board; the balance of management and independent Directors; and the need for financial or other specialized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. Once the Committee has identified a prospective nominee—including prospective nominees recommended by shareholders—it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account the information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Committee deems appropriate.  The criteria include:

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers and guests and the communities in which it operates.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.   A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary, or any member of the Governance and Nominating Committee, in writing with whatever supporting material the shareholder considers appropriate.

SHAREHOLDER COMMUNICATIONS

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management Directors as a group may do so by writing to the Chairman of the Board, Peoples Financial Services Corp., PO Box A, Hallstead, Pennsylvania 18822.  The Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that she otherwise determines requires their attention.  Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal auditors and handled in accordance with procedures established by the Audit Committee with respect to such matters.

GOVERNANCE OF THE COMPANY

Pursuant to Pennsylvania law and the Company’s By-laws, the business, property and affairs of the Company are managed under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the CEO and Officers, by reviewing materials provided to them, and by participation in meetings of the Board and its committees.

DIRECTOR ATTENDANCE

During 2009, all of the Directors of the Company attended at least 75% of the aggregate of all meetings of the Company’s Board of Directors and Board committees on which they served.  Each Director is expected to attend the Company’s Annual Meetings.  All Directors were present at the 2009 Annual Meeting.

DIRECTOR INDEPENDENCE

The provisions of the Company’s Corporate Governance Guidelines regarding Director independence meet the independence standards of the NASDAQ.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in December 2009. During this review, the Board considered transactions and relationships between each Director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that all of the Directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines.

In determining the independence of each Director, the Board considered the following relationships, which it determined were immaterial to the Directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, purchased products and services from companies at which some of our Directors or their immediate family members were officers or employees during fiscal 2009. In each case, the amount paid to or received from these companies in each of the last three years did not approach the 2% of total revenue threshold in the Guidelines. The Board also considered employment relationships with immediate family members of Directors that involved compensation of less than the threshold of $120,000 in the Company’s Guidelines. The Board determined that none of the relationships it considered impaired the independence of the Directors.

CHAIRMAN OF THE BOARD

William E. Aubrey II is the Company’s Chairman of the Board.  The Chairman of the Board organizes Board activities to enable the Board to effectively provide oversight of management. To fulfill that role, the Chairman, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	Presiding over all meetings of the Board of Directors and shareholders, including regular executive sessions of non-management Directors of the Board;

•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer;

•	Advising Committee Chairs, in consultation with the Chief Executive Officer, on meeting schedules, agendas and information needs for the Board committees;

•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	Coordinating periodic review of management’s strategic plan for the Company;

•	Leading the Board review of the succession plan for the Chief Executive Officer and other key members of senior management;

•	Coordinating the annual performance review of the Chief Executive Officer;

•	Consulting with Committee Chairs about the retention of advisors and experts;

•	Acting as the principal liaison between the independent Directors and the Chief Executive Officer on sensitive issues;

•
Working with the Governance and Nominating Committee to develop and maintain the agreed-on definitions of the role of the Board and the organization processes and governance guidelines necessary to carry it out;

•
After consulting with other Board members and the Chief Executive Officer, making recommendations to the Governance and Nominating Committee as to the membership of various Board Committees and Committee Chairs;

•	Working with management on effective communication with shareholders, including being available for consultation and direct communication upon the reasonable request of major shareholders;

•	Encouraging active participation by each member of the Board; and

•	Performing such other duties and services as the Board may require.

The Company’s Corporate Governance Guidelines specify that the Chairman of the Board will be an independent Director unless the Board determines that the best interests of the shareholders would be otherwise better served, in which case the Board will disclose in the Company’s Proxy Statement the reasons for a different arrangement and appoint an independent director as Lead Director with duties and responsibilities requiring independence.

THE BOARD’S ROLE IN ENTERPISE RISK OVERSIGHT

The Board of Directors has delegated responsibility for overseeing risk management for the Company to the Audit Committee. On a quarterly basis, the Company’s Chief Risk Officer and the Company’s Independent Auditors provide a comprehensive report to the Audit Committee. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing risk management for the Company. The full Board also engages in periodic discussions with the Chief Executive Officer, Chief Operations Officer, Chief Credit Officer and other company officers as the Board may deem appropriate related to risk management. In addition, each Board Committee has been assigned oversight responsibility for specific areas of risk and risk management.  The committees consider risks within their areas of responsibility, for instance the Compensation Committee considers risks that may result from changes in compensation programs, and our Loan & ALCO Committee focuses on risk related to credit and interest rates, among others.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors met five times during 2009 and the Bank’s Board of Directors met 13 times during 2009.

Committees are concurrent committees of Peoples Financial Services Corp. and Peoples National Bank.

The Executive Committee did not meet in 2009.  This committee consists of the Board Chairman, if any, the Vice Chairman, if any, and the President plus not less than one, but no more than three other Directors.  The Executive Committee meets on an as-necessary basis and may exercise the authority of the Board to the extent permitted by law during intervals between meetings of the Board.  This committee may also be assigned other duties by the Bank’s Board.

The Compensation Committee met one time during 2009.  This committee consists of three independent Board members.  It reviews and recommends compensation policies and plans.  The Compensation Committee Charter is posted on our website at www.peoplesnatbank.com/investors.

The Audit/Compliance Committee met four times during 2009.  This committee supervises the compliance and internal audit program of the Bank and recommends the appointment of, and serves as the principal liaison between, the Board and the Company’s independent accountants.  It also reports to the Board on the general financial condition of the Bank.  During the year, the Board examined the composition of the Audit Committee and confirmed that the members are “independent” as defined in the NASDAQ listing standards.  Director Shurtleff was determined to qualify, and agreed to serve, as the Audit Committee’s “financial expert” as defined by SEC regulations for 2009.  Due to Mr. Shurtleff’s resignation in 2010, William E. Aubrey II assumed the designation of “financial expert” based on his education and experience.  The Audit Committee Charter is posted on our website at www.peoplesnatbank.com/investors.

The Nominating and Governance Committee met one time during 2009.  This committee is comprised of three members of the Board.   It identifies individuals qualified to become Board members, consistent with criteria approved by the Board, oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and effectively, and ensures that proper attention is given, and effective responses are made to shareowner concerns regarding corporate governance.  The members of this committee are “independent directors” as defined in the NASDAQ listing standards.  The Nominating Committee Charter is posted on our website at www.peoplesnatbank.com/investors.

The Asset/Liability Committee met 12 times in 2009.  The primary objectives of the Asset/Liability management process include:  optimize earnings and return on assets and equity within acceptable and controllable levels; provide for growth that is sound, profitable and balanced without sacrificing the quality of service; and manage and maintain policy and procedures that are consistent with the short - and long -term strategic goals of the Board of Directors.  To this end, the Asset/Liability Committee is responsible for risk management within the following key areas: interest rate; price; liquidity; investment/credit; and budget.  The committee meets monthly and consists of the Board of Directors and key Bank Officers.

The Human Resources and Branch Committee met four times during 2009.  This committee is responsible for sound human resources management and training e.g., in employment, compensation, and performance appraisals.  This committee is also responsible for evaluation, planning and supervision of the marketing and advertising of the Bank’s products and services, and also oversees community involvement and other public relations activities.  The Human Resources and Marketing Committee meets on a quarterly basis with the Board of Directors and key Bank Officers.

The Loan Administration Committee met four times during 2009.  This committee assists the Bank’s Board of Directors in discharging its responsibility for the lending activities of the Bank by reviewing loans, lines of credits, floor plans, customers’ financial statements, and by monitoring loan review and compliance.  The Loan Administration Committee recommends lending authorizations and is responsible for assuring that the Bank’s loan activities are carried out in accordance with loan policies.  This committee is also responsible for insuring the adequacy of the Bank’s loan loss reserve.  The Loan Administration Committee meets with the Chief Credit Officer and other Executive Officers on a quarterly basis.

The Branch Office Committees each met 10 times during 2009.  These committees consist of the Directors assigned to or representing a particular community office.  These committees meet with the Branch Manager, Executive Officers and Associate Directors of that office on a monthly basis to discuss the progress and/or problems of the particular office they represent.  The Committee may make recommendations on unlimited matters concerning that office for consideration at the monthly Board of Director’s Meeting.

COMPENSATION OF DIRECTORS

Each member of the Board of Directors receives $500 for each Bank Board meeting.  All non-employee members receive $200 for each committee meeting they attend and $200 for each branch meeting they attend.  All non-employee Directors receive a retainer of $14,000 per year.  The Chairman receives an additional $800 per month.  The Vice Chairman receives an additional $250 per month.  The Audit Committee Chairman receives an additional $250 per audit committee meeting.

DIRECTORS’ STOCK OPTIONS

No stock options were granted to the Directors in 2009.

DIRECTORS’ RETIREMENT

The Company provides a retirement benefit to its non-employee Directors.  The plan requires a minimum of ten years of service.  After the tenth year, the Director is granted an annual retirement distribution of $150 times the Director’s number of years of service on the Board.  This benefit is payable to the Director or beneficiary for a ten-year period following retirement.  The Company has a mandatory retirement age of 70.  During 2009, the Company charged $11,458 to expenses for this benefit.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation (1)	Total
William E. Aubrey	$36,400						$36,400
Ronald G. Kukuchka	$25,800						$25,800
John W. Ord	$7,400						$7,400	(2)
Russell D. Shurtleff	$29,450					$545	$29,995	(3)
George H. Stover, Jr.	$27,600					$1,825	$29,425
Joseph T. Wright, Jr.	$11,400						$11,400

(1) Peoples National Bank maintains a Supplemental Excess Retirement Plan for certain Directors.    Under these plans, which are non-qualified plans, they will receive a supplemental payment in order to provide them with an annual retirement benefit.  The amount listed reflects compensation expense recorded in 2009.
(2) Compensation paid from 1/1/09 until retirement date of 4/25/09.
(3) Resigned 1/4/2010.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of ParenteBeard LLC, the accounting firm which examined the financial statements of the Company for the year ending December 31, 2009, are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers to file reports of holdings and transactions in the Company’s common stock with the Securities and Exchange Commission.  Based on Company records and other information, the Company believes that all Securities and Exchange Commission filing requirements applicable to its Directors and Executive Officers with respect to the Company’s 2009 fiscal year were met.

BENEFICIAL OWNERSHIP OF PEOPLES FINANCIAL SERVICES CORP. HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders  The following table sets forth, to the best of our knowledge, those persons or entities who owned 5% or more of the outstanding shares of the Company’s Common Shares as of 12/31/2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Class
CEDE & CO (1) New York, NY	701,566 Shares	22.37%
Employee Stock Ownership Plan of Peoples National Bank (2) Hallstead, PA	157,326 Shares	5.02%

(1)	Holds shares of various brokerage firms, banks or other nominees on behalf of individual shareholders, commonly referred to as shares held in “street name”.
(2)	Shares held by various employees and former employees of Peoples National Bank.

Directors, Officers and Nominees  The following table sets forth information concerning the beneficial ownership of the Company’s Common Shares as of 12/31/2009 for: (a) each incumbent Director and the nominee for Director; (b) each named Executive Officer of the Company identified in the Summary Compensation Table; and (c) the Directors and Executive Officers as a group.  Except as otherwise noted, the named individuals or family members had sole voting and investment power with respect to such securities.

Directors and Executive Officers	Amount and Nature of *Beneficial Ownership	Percent of Common Class
William E. Aubrey II	15,783.50%
Alan W. Dakey	1,370.04%
Debra E. Dissinger	13,844.44%		(1)
Joseph M. Ferretti	2,152.07%		(2)
Ronald G. Kukuchka	16,577.53%		(3)
Richard S. Lochen, Jr.	8,060.26%		(4)
George H. Stover, Jr.	77,499	2.47%	(5)
Earle A. Wootton	5,532.18%
Joseph T. Wright, Jr.	11,092.35%

All Directors and Executive Officers as a Group	151,909	4.84%

*The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse, minor children and any other relative who has the same home, as well as securities that the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after December 31, 2009.  Beneficial ownership may be disclaimed as to certain of the securities.  All numbers have been rounded to the nearest whole number.

(1)
Includes 12,421 shares under the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Ms. Dissinger’s account and option grants of 450 shares.  All other shares are held jointly with spouse.

(2)	Includes 1,653 shares under the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Ferretti’s account and option grants of 450 shares.
(3)	Includes 13,133 shares held jointly with spouse and option grants of 300 shares.
(4)
Includes 636 shares under the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Lochen’s account, option grants of 1,275 shares, 830 shares held in an IRA and 206 shares held jointly with minor children.  All other shares are held jointly with spouse.

(5)	Includes option grants of 2,900 shares. All other shares are held jointly with spouse.

ELECTION OF DIRECTORS

The By-laws of the Company provide that the Company’s business shall be managed by a Board of Directors of not less than five, and not more than twenty-five persons.  The Board of Directors of the Company, as provided in the Company’s By-laws, is divided into three Classes:  Class I, Class II, and Class III, with each class being as nearly equal in number as possible.  The Board of Directors of the Company presently consists of seven members.  The term of office of the Class II Directors elected at the Meeting will expire on the date of the Company’s Annual Meeting of Shareholders in 2013.  The term of each of the continuing Directors in Class I and Class III will expire on the date of the Company’s Annual Meeting of Shareholders in 2011 and 2012, respectively.

The person(s) named in the enclosed proxy intends to vote such proxy FOR the election of the nominees named below, unless you indicate that your vote should be withheld.  The nominees elected as Directors will continue in office until the 2013 Annual Meeting and until their successors have been duly elected and qualified, or until the earliest of his death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as Class II Directors at the Annual Meeting.

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING TO BE HELD IN THE YEAR 2013:

WILLIAM E. AUBREY II
JOSEPH T. WRIGHT, JR.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTOR.

The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected.  If the nominee is unable to serve if elected, proxies may be voted for a substitute nominee selected by the Board of Directors.

The following provides information, as of the date of this proxy statement, about each nominee and other Directors whose terms of office will continue after the Annual Meeting.  The information presented includes information each director has given us about his age, all positions he holds, and his principal occupation for the past five years.  The following also includes certain individual qualifications and skills that contribute to the Board’s effectiveness as a whole. We believe that all of our Directors have a reputation for integrity, honesty and adherence to high ethical standards.  They each have demonstrated business insight and an ability to exercise sound judgment, as well as a commitment to service.

Information about the share ownership of the nominees and other Directors can be found on page 9.

WILLIAM E. AUBREY II, Director of Peoples Financial Services Corp. and Peoples National Bank since 2006.  President and CEO of Gertrude Hawk Chocolates since 2003.  Chairman of the Board since 2008. Member of the Following Committees:  Glenburn Branch; Executive; Asset/Liability; Loan; Human Resources/Marketing; Audit/Compliance; Compensation; and Nominating/Governance.  Age:  47
Qualifications:  Previous President of two companies; serving on several community boards; and an education background in finance area – MBA and CPA.

JOSEPH T. WRIGHT, JR., Director of Peoples Financial Services Corp. and Peoples National Bank since 2009.  Attorney at Law since 1980.  Member of the Following Committees:  Susquehanna/Deposit Branch; Compensation; Asset/Liability; Loan; Human Resources/Marketing.   Age: 54
Qualifications:  Practicing attorney for over thirty years with involvement in numerous financially complex matters related to disputes involving shareholders, employment matters, contracts, valuation issues, real estate matters, and general business issues related to risk assessment.

CLASS I DIRECTORS TERMS EXPIRING IN 2011
GEORGE H. STOVER, JR., Director of Peoples Financial Services Corp. and Peoples National Bank since 1992.  Real Estate Appraiser since 1972.  Member of the Following Committees:  Hallstead/Montrose Branch; Executive; Asset/Liability; Loan; and Human Resources/Marketing.  Age:  63
Qualifications:  Owned and operated his own successful business for 40 years; and has been a real estate general appraiser for 38 years which gives him knowledge of the value of real estate in our area.

RICHARD S. LOCHEN, JR., Director of Peoples Financial Services Corp. and Peoples National Bank since 2003.  Certified Public Accountant since 1995.  Former President/CEO of the Company and the Bank and Former Chief Administrative Officer of the Company and the Bank. Member of the Following Committees: Hop Bottom/Nicholson Branch; Executive; Asset/Liability; Loan; and Human Resources/Marketing.  Age:  46
Qualifications:  Audited publically-traded financial institutions during his career as a CPA which included assisting in 10-Q and 10-K preparations; previous CEO of Peoples Financial Services Corp. and Peoples National Bank where he gained further understanding of the operations of financial institutions; CPA; and BA in accounting.

RONALD G. KUKUCHKA, Director of Peoples Financial Services Corp., and Peoples National Bank since 2007.  President of Ace Robbins, Inc., since 1982.  Member of the Following Committees:  Tunkhannock/Meshoppen Branch; Asset/Liability; Loan; Human Resources/Marketing; Audit/Compliance; Compensation; Executive; and Nominating/Governance.  Age:  56
Qualifications:  Owns and operates successful petroleum distribution company that has been in business for over 25 years; served as director for the Pennsylvania Marketers & Convenience Store Association; served as director of Tunkhannock Firemen’s Relief Association; and was trustee of the Roy Piper Charitable Trust.

CLASS III DIRECTORS TERMS EXPIRING IN 2012
ALAN W. DAKEY, Director of Peoples Financial Services Corp. and Peoples National Bank since 2009.  President/CEO of the Company and the Bank since 2009.  Former President/CEO of Mid Penn Bancorp. Inc. and Mid Penn Bank. Member of the Following Committees: Executive; Asset/Liability; Loan; and Human Resources/Marketing.  Age:  58
Qualifications:  37 years of banking experience including titles as Chief Executive Officer, President, and Chairman of the Board; MBA in Finance from The University of Scranton; and BS in Accounting from Bloomsburg University.

EARLE A. WOOTTON, Director of Peoples Financial Services Corp. and Peoples National Bank since 2010. (Appointed to Board to serve Russell D. Shurtleff’s remaining term) Director of the Community Foundation of Susquehanna and Wyoming Counties and Former President of a group of commercial printing and publishing companies. Member of the Following Committees: Conklin/Binghamton Branch; Nominating/Governance; Audit/Compliance.  Age:  65
Qualifications:  CEO of printing company for 30 years; previous director of a national bank for 18 years; founder and chairman of community foundation; Bachelor of Science degree from Rochester Institute of Technology; and an MBA from the Wharton School, University of Pennsylvania.

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF OBJECTIVES
The executive compensation program of Peoples Financial Services Corp. (the “Company”) is designed to provide a competitive based salary as well as provide incentives to our executive officers to effectively lead and manage our company and its growth strategy.  Decisions regarding executive compensation are determined by our Compensation Committee.  This Committee reviews a number of factors including performance of the individual executive officers, the performance of the Company and compensation surveys for comparable banks based on asset size and geographic location.

The program is designed to support annual and long-term company goals that create consistent profitable growth while providing long-term value to our shareholders.  The objectives of the Company’s executive compensation plan are to: (1) attract, motivate and retain highly qualified executives; (2) link total compensation to both individual performance and the performance of the bank and holding company; (3) appropriately balance short-term and long-term financial objectives, build shareholder value and reward individual, team and Company performances, and (4) align executive and shareholder interests by including equity as part of total compensation.

In this compensation discussion and analysis, our Chief Executive Officer, our Chief Administrative Officer, our Chief Operating Officer/Chief Risk Officer, and our Chief Credit Officer are referred to collectively as our “Named Executive Officers”.

During the year ended December 31, 2009, we compensated our Named Executive Officers with a combination of base salary, bonus, equity compensation-through our Employee Stock Ownership Plan (“ESOP”), and benefit plans and perquisites which the Committee believed were comparable to other financial institutions of similar size in our region.  Mr. Dakey, President/CEO as of November 30, 2009, entered into an agreement for an annual base salary of $180,000.  In addition, Mr. Dakey received $1,000 in Director’s fees.  Mr. Lochen, Chief Administrative Officer, received a base salary of $140,000 and $24,090 in other compensation which is shown in detail in the Summary Compensation Table.  In addition, Mr. Lochen received $6,000 in Director’s fees. The Named Executive Officers participated in the ESOP as shown in the Summary Compensation Table below. The contributions to the ESOP represent the equity component of compensation.  The ESOP is also offered to all eligible full-time employees of the Company.

COMPONENTS OF THE COMPENSATION PROGRAM
The Company’s executive compensation includes three key elements:  base salary, annual cash incentives and benefit plans.

BASE SALARY
Base salary is the basic element of the executive compensation program and the foundation for setting incentive compensation target awards.  Management provides the Compensation Committee, comprised of independent directors, with salary information as compiled by L.R. Webber and Associates, Inc.  This Webber survey gathers information for Pennsylvania banks and also provides information based on the institution’s size and geographic region within the state.  The Committee used a peer group of banks with asset sizes of $400 to $500 million in total assets and located in the Northeast Pennsylvania Region.  See the section on benchmarking below for the listing of these peer banks.  The Committee determines the base salary range for a particular position by evaluating (1) the duties, complexities and responsibilities of the position; (2) the level of experience required, and (3) the compensation for positions having similar scope and accountability within the peer group.

In most cases, base salary for an executive is set between 70 and 85 percent of the median salary for comparable positions within the peer group.  Factors utilized to set actual salary also include individual performance, length and nature of experience and competency, and the potential for advancement.

ANNUAL CASH INCENTIVES
In January 2008, the Compensation Committee recommended to the Board of Directors an Incentive Compensation Plan which was approved by the Company’s Directors.  Incentive Compensation represents the “at risk” portion of an executive’s pay.  The Company believes financial goals create a strong and objective link between executive compensation and shareholder value creation.  The Corporation uses economic profit as the measurement for financial goal achievement because it promotes the simultaneous optimization of growth, earnings and capital efficiency.  The Company believes economic profit is the best indicator of long-term shareholder value creation and correlates well with long-term stock price appreciation.

The Compensation Committee sets corporate goals for the Named Executive Officers to achieve in order to qualify for a cash bonus.  Maximum cash bonus awards to the Named Executive Officers for 2009 are as follows:  President/CEO – 25% of base salary; CRO/COO – 20% of base salary; and CCO – 15% of base salary. Measurements and weighting for 2009 were as follows:  Economic Profit Target based on achieving budgeted goals were:  Net Income weighted at 50% of maximum bonus, Total Average Assets at 5%, Return on Average Assets at 5%, Return on Average Equity at 5%, Efficiency Ratio at 5%. The non-economic component for the cash bonus, which made up the last 30%, was based on strategic goals. Strategic plans outlined for each officer were payable based on the execution of the related department’s strategic goals.

The Board also sets separate goals to align executives’ interests with the financial performance of either the Company or their individual area of responsibility.

The Compensation Committee recommends and the Board approves the payment of bonus plan awards.  The awards are paid in the first quarter following the fiscal year for which an award is earned.  The awards are paid in cash.  Mr. Lochen and Ms. Dissinger declined bonus payments in 2009.

BENEFITS

ESOP
The Company designed an ESOP as a long-term incentive to focus executives on long-term value creation and to provide balance to the annual incentives.  Although the Bank has an ESOP covering substantially all employees who have attained the age of 21 and have completed one year of service, the intent was to reward all employees, including the Named Executive Officers, based upon the Company’s long-term success as measured by shareholder return.

401(K) AND PROFIT SHARARING PLAN
The Bank also maintains a profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code in an effort to provide all employees with a means by which they can save for retirement and a means by which to provide tax-deferred compensation, not to exceed the amount allowed under the Internal Revenue Code, as a reward for saving for retirement.

HEALTH INSURANCE
Senior management also participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical, life insurance and flex spending account benefits.  Mr. Dakey’s employment contract calls for continuation of group health insurance benefits for one year, at the same level enjoyed by Executive immediately preceding his termination of employment.

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN
The Company has provided a supplemental employee retirement plan (“SERP”) to one Named Executive Officer.  The awarding of SERPs to Named Executive Officers is a discretionary decision addressed annually by the Compensation Committee.  In 2004, the Board of Directors awarded Ms. Dissinger the SERP based on thirty years of service.  As of December 31, 2009, Ms. Dissinger is the only Named Executive Officer with SERP benefits.  Ms. Dissinger’s plan, funded through life insurance, provides a benefit of $20,000 per year for 15 years. This Executive is determined to be a Key Employee, as that term is defined in Section 409A of the Code. Other than payments on account of Disability or Death, payments shall begin not earlier than the first day of the seventh month following termination of employment. This will result in the aggregate amount of the first seven months of payments payable on the delayed first payment date, normal monthly payments will continue thereafter. If the executive’s employment is terminated before normal retirement age, absent a change in control, by the executive for “good reason”, or due to non-renewal of an employment agreement, disability, or termination by the Bank for reasons other than for cause, the benefit accrued to date will be paid on the first day of the month following termination. Upon death of the executive while actively employed by the Bank, the executive’s beneficiary will be paid a lump sum amount which is determined by the number of years the plan was in effect.  In exchange for the supplemental retirement benefits, the executive has signed a restrictive covenant which prohibits entering into any business relationships which compete with the operation of the Bank.  Participation in the SERP is provided to assure the overall competiveness of the Company’s executive compensation program and provide retention incentives to key executives.

EMPLOYMENT AGREEMENTS
It has been the practice of the Company to negotiate employment contracts for the position of Chief Executive Officer.  The CEO employment agreements are designed to (1) assure the continuity of executive management during a threatened takeover; and (2) ensure executive management is able to objectively evaluate any change in control proposal and act in the best interests of shareholders during a possible acquisition, merger or combination.  The Company designed the agreements to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives.

CHANGE IN CONTROL AGREEMENTS
The Change in Control Agreements are designed to (1) assure the continuity of executive management during a threatened takeover; and (2) ensure executive management is able to objectively evaluate any change in control proposal and act in the best interests of shareholders during a possible acquisition, merger or combination.  The Company designed the agreements to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives.

PERQUISITES
The Compensation Committee regularly reviews People’s perquisites and believes they are appropriate and modest when compared to peer companies and are necessary to attract and retain high-caliber talent.

Beginning in 2007, the Board agreed to provide Mr. Lochen with a $1,000 per month vehicle allowance and spousal travel expenses for conventions.  In 2009, the Board agreed to provide Mr. Dakey with a $1,000 per month vehicle allowance.

The Committee believes that country clubs can serve as appropriate forums for building client relationships and for community interaction.  The Bank reimburses monthly membership expenses for Messrs. Dakey, Lochen and Ferretti based on demonstrable business requirements, which are approved monthly and reviewed annually. The Company paid $13,778 in club memberships in 2009.

IMPACT OF PRIOR COMPENSATION IN SETTING ELEMENTS OF COMPENSATION
Prior compensation of the Named Executive Officers does not impact how the Company sets elements of current compensation.  The Compensation Committee believes that current total compensation must be sufficient to attract, motivate and retain top management.  The Compensation Committee analyzes outstanding option grants, outstanding plan awards and overall Company stock ownership for each of the Named Executive Officers to ensure that future change-in-control agreements and other benefits provide appropriate and relevant incentives to the executives.  Based on the current analysis, the Compensation Committee believes that prior compensation will not impact the ongoing effectiveness of the Company’s compensation objectives.

THE ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee evaluates management’s executive compensation recommendations made by the CEO.  The Committee and the CEO use information provided by an independent survey purchased from L. R. Webber Associates, Inc.  The Compensation Committee is comprised solely of Directors who are not current or former employees of the Company and each is independent as defined by the NASDAQ director independence standards.  The Compensation Committee is responsible for recommending compensation policies to the Board for approval, as well as developing and implementing the compensation programs for the Named Executive Officers and other key members.  Key items pertaining to executive compensation such as base salary increases, cash performance plan awards and stock option grants are submitted to the Board for approval following the review and recommendation of the Compensation Committee.  In the case of the CEO, only the independent Directors of the Board approve the Compensation Committee’s recommendation.

Operating within the framework of duties and responsibilities established by the Board, the Compensation Committee’s role is to assure the Company’s (1) compensation strategy is aligned with the long-term interests of the shareholders and members; (2) compensation structure is fair and reasonable; and (3) compensation reflects both corporate and individual performance.  In discharging its responsibilities, the Compensation Committee utilizes broad-based, comparative compensation surveys developed by L.R. Webber Associates, Inc.

The Compensation Committee’s Charter provides that any outside compensation consultants who offer advice on compensation levels and benefits for the CEO or other senior executives will be retained by the Compensation Committee, report to the Chair of the Compensation Committee and submit fee statements for approval to the Chair of the Compensation Committee.  The consultant’s findings are reported directly to the Compensation Committee.  Any other consulting services by such compensation consultants for the Company must be approved in advance by the Compensation Committee Chair.  A consultant was not used by the Committee in 2009.

ACCOUNTING AND TAX TREATMENTS
All elements of compensation, including salaries, generate charges to earnings under generally accepted accounting principles (GAAP). We generally do not adjust compensation based on accounting factors, but we consider the tax effect of various types of compensation.

Code Section 409A implemented tax rules applicable to nonqualified deferred compensation arrangements, and steps to comply with such rules have been taken to the extent applicable.

MATERIAL DIFFERENCE IN COMPENSATION
The Compensation Committee makes its recommendations on compensation policies and practices after thoughtful deliberation of the effects such practices may have on employees as they relate to risk management and risk-taking incentives and if such policies and practices could create risks that are "reasonably likely to have a material adverse effect" on the Company. The risk-reward structure of the Company is based primarily on Company goals rather than individual goals for the purpose of aligning individual rewards with the interest of the shareholders and encouraging teamwork.

BENCHMARKING
The compensation committee measures the Company’s senior management compensation levels with comparable levels in industry benchmark studies and peer group data. We use survey data to benchmark our executive positions to those at other banking institutions with total asset size and geography similar to ours. We also consider the compensation data disclosed by a peer group of companies. The peer group companies considered by the compensation committee are shown in the table below.

Peer Group Banks with Asset Sizes of $400,000,000 to $499,999,999:
Brentwood Bank (Bethel Park)	Honesdale National Bank (Honesdale)
Community Bank (Carmichaels)	Peoples National Bank (Hallstead)
Dime Bank (Honesdale)	Stonebridge Bank (West Chester)
Juniata Valley Bank (Mifflintown)	West View Savings Bank (Pittsburgh)
Geographic Peer Group Banks in the Following Counties – Alleghany, Carbon, Columbia, Greene, Lackawanna, Luzerne, Monroe, Northhamton, Pike, Schuylkill, Susquehanna, Wayne, and Wyoming:
Citizens Savings Bank (Clarks Summit)	First Keystone National Bank (Berwick)
Community Bank & Trust Company (Clarks Summit)	First National Community Bank (Dunmore)
Dime Bank (Honesdale)	Honesdale National Bank (Honesdale)
ESSA Bank & Trust (Stroudsburg)	Mauch Chunk Trust Company (Jim Thorpe)
Fidelity Deposit & Discount Bank (Dunmore)	Merchants National Bank of Bangor (Bangor)
First Columbia Bank & Trust Co. (Bloomsburg)	Peoples National Bank (Hallstead)

OTHER MATTERS

Company Stock Ownership While we believe that it is important that our Executive Officers and Directors own shares of the Company’s common stock, we do not have equity or security ownership requirements for Executive Officers or Directors.

Stock Option Grants  Recent philosophy of the Board of Directors has been to eliminate issuance of stock options as a segment of executive compensation.  Because the availability of shares to retire has been limited, each option exercised was frequently requiring more shares to be issued.  To protect shareholder value and avoid stock dilution, the Board eliminated stock options.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this CD&A, which begins on page 11 of this Proxy Statement, with management and based on such review and discussion, the Compensation Committee recommended to the Board that this CD&A be included in this Proxy Statement.

COMPENSATION COMMITTEE
William E. Aubrey, II
Ronald G. Kukuchka
Joseph T. Wright, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During Fiscal 2009, the Compensation Committee was comprised of Messrs. Aubrey, Kukuchka and Shurtleff, (Mr. Wright has replaced Mr. Shurtleff, due to his resignation), none of whom is a current or former Officer of the Corporation.  There are no interlocking Board memberships between Officers of the Company and any member of the Compensation Committee.

EXECUTIVE COMPENSATION

During the beginning of 2010, the compensation committee conducted an in-depth risk assessment of the Bank’s compensation program.  The compensation committee concluded that the program is balanced, does not motivate imprudent risk taking, and is not reasonably likely to have a material adverse effect on the Bank.

SUMMARY COMPENSATION TABLE
The table below sets forth information with respect to annual compensation awarded to, earned by, or paid to each of the CEO, the Principal Financial Officer, and to the other Named Executive Officers to the extent such persons’ total compensation exceeded $100,000 for the years ended December 31, 2009, 2008 and 2007.

NAME AND PRINCIPLE POSITION	YEAR	SALARY ($)	BONUS($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSA-TION (CASH BONUS) ($) (1)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSA-TION ($)		TOTAL ($)
Alan W. Dakey	2009	14,846	0	0	0	0	0	1,500	(2)	16,346
President/CEO

Richard S. Lochen, Jr.	2009	140,000	0	0	0	0	0	30,090	(3)	170,090
Chief Adm. Officer	2008	130,000	0	0	0	0	0	29,287	(3)	159,287
Former President/CEO	2007	110,000	0	0	0	16,500	0	32,261	(3)	158,761

Debra E. Dissinger	2009	117,000	0	0	0	0	9,558	9,360	(4)	135,918
Executive VP	2008	110,000	0	0	0	0	9,103	9,228	(4)	128,331
COO/PFO	2007	104,500	0	0	0	17,800	8,033	9,000	(4)	139,333
Chief Risk Officer

Joseph M. Ferretti	2009	106,000	0	0	0	2,955	0	8,869	(5)	117,824
Senior VP	2008	100,000	0	0	0	4,875	0	7,976	(5)	112,851
Chief Credit Officer	2007	94,654	0	0	0	10,305	0	7,572	(5)	112,531

(1)	In January 2008, the Board approved the compensation plan which represents the at-risk portion of executive pay.
(2)	Includes director’s fees of $500 and an automobile allowance of $1,000 for 2009.
(3)
Includes director’s fees of $6,000, $6,000 and $11,900; ESOP contributions of $7,600, $6,509 and $5,500; 401(k) plan contributions of $4,200, $4,522 and 2,031; and spousal travel expense of $290, $256 and $830 in 2009, 2008, and 2007, respectively.  Also includes automobile allowances of $12,000 per year.

(4)
Includes ESOP contributions of $5,850, $5,273 and $5,225; and 401(k) plan contributions of $3,510, $3,955 and 3,135 in 2009, 2008 and 2007, respectively.  Also includes spousal travel expenses of $640 in 2007.

(5)	Includes ESOP contributions of $5,543, $4,558 and $4,732; and 401(k) plan contributions of $3,326, $3,418 and 2,840 in 2009, 2008 and 2007, respectively.

ESOP - Contributions to the plan are at the discretion of the Board of Directors.  Employer contributions are allocated to participant accounts based on their percentage of total base and short-term incentive compensation for the plan year.  The amounts contributed to the plan are the same percentage of compensation for the Named Executive Officers as for all employees.  In 2009, $0 was contributed to Mr. Dakey’s account, $7,600 was contributed to Mr. Lochen’s account, $5,850 was contributed to Ms. Dissinger account, and $5,543 was contributed to Mr. Ferretti’s account. During 2009, total contributions to the plan charged as an expense to operations were $203,579. Under the terms of the ESOP, the trustee must invest assets primarily in common stock of the Company.  Under the ESOP, employee participants are entitled to voting rights attributable to stock allocated to their accounts.

401(k) - The plan covers substantially all employees who have completed one year of service.  Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary.  Mr. Dakey received $0, Mr. Lochen received $4,200, Ms. Dissinger received $3,510, and Mr. Ferretti received $3,326 in employer contributions in 2009.  During 2009, total employer contributions to the plan charged as an expense to operations were $92,905.

Employment Agreements - The Company entered into an employment agreement with Mr. Lochen, former President & CEO, in February of 2007. In the event that Mr. Lochen’s employment is voluntarily terminated by the Company without cause or the executive resigns from employment for “good reason” and no change in control shall have occurred at the date of such termination or resignation, the Company must pay to the Executive in cash within twenty days following termination or resignation, an amount equal to 2.0 times the highest sum of (1) their taxable federal compensation reported on Form W-2 during each of the immediately preceding three calendar years; and (2) all amounts excluded from such compensation during the relevant calendar year under the Internal Revenue Code. In exchange for receipt of the severance payment where no change in control has occurred, the CEO is prohibited for a period of one year from the date of termination, from entering into any relationship with any enterprise which is engaged in a business which competes with the Company.  On November 30, 2009, The Company entered into an employment agreement with Alan W. Dakey as the new President & CEO.  In the event that Mr. Dakey’s employment is involuntarily  terminated by the Company without cause or the Executive resigns from employment for “good reason” and no change in control shall have occurred at the date of such termination or resignation, the Company shall pay (or cause to be paid) to the executive in cash within twenty days following termination or resignation, an amount equal to 2.0 times the highest sum of the following: (1) his taxable federal compensation reported on Form W-2 during each of the immediately preceding three calendar years; and (2) all amounts excluded from such compensation during the relevant calendar year by reason of Section 4(d) Code Section 125, and Code Section 401(k). In addition, Executive shall be entitled to continuation of group health insurance benefits, at the same level enjoyed by Executive immediately preceding the event, for one year following termination of the Executive’s employment.  In exchange for receipt of the severance payment where no change in control has occurred, the CEO is prohibited for a period of one year from the date of termination, from entering into any relationship with any enterprise which is engaged in a business which competes with the Company.

Change in Control Agreements - The Company also has entered into change-in-control agreements with all Named Executive Officers. The agreements define a change in control as having occurred (1) when a third person or entity becomes the beneficial owner of more than 19.99% of the combined voting power of the Company’s securities then outstanding; (2) there occurs a merger, consolidation or reorganization to which the Company or the Bank is a party in which the members of the Board of Directors of the Company do not constitute a majority of the members of the Board of the resulting entity; (3) there occurs a sale, exchange or disposition of substantially all of the assets of the Company or the Bank to another entity; (4) there occurs a contested proxy solicitation that results in a contesting party obtaining the ability to elect candidates to a majority of the Company’s Board; or (5) there occurs a tender offer for the shares of voting securities of the Company and the tender offer obtains securities representing more than 19.99% of the combined voting power of the Company’s outstanding securities.

The executive is entitled to certain benefits if, at any time within two years after the change in control, any of the following triggering events occurs: (1) employment is terminated by the Company for any reason other than cause or disability of the executive; or (2) employment is terminated by the executive for “good reason.”  “Good reason” is defined as (1) assignment to the executive of duties substantially inconsistent with the executive’s position, authority or responsibilities, or any other substantial adverse changes in the executive’s position (including title), authority or responsibilities; (2) the Company’s failure to comply with any of the provisions of the agreement; (3) a required change of more than 50 miles in the executive’s principal place of work, except for travel reasonably required in performing the executive’s responsibilities; (4) a purported termination of the executive’s employment by the Company which is not permitted by the agreement; (5) the Company’s failure to require a successor company to assume the agreement; or (6) the executive’s good faith determination that the change in control resulted in the executive being substantially unable to carry out authorities or responsibilities attached to his or her position due to the change in control.

When a triggering event occurs following a change in control, the executive is entitled to two times (2.99 times for the CEO) the sum of the executive’s annual base salary.

The CEO and other Executive Officers are entitled to receive reimbursement for any legal fees and expenses, plus interest thereon that may be incurred in enforcing or defending his or her agreement.  The CEO’s employment agreement is automatically renewed, on an annual basis, for a period of three years and the change-in-control agreements of the other Named Executive Officers are automatically renewed, on an annual basis, for a period of two years.

Amounts Owed if a Triggering Event had Taken Place SERP- If a triggering event had occurred on December 31, 2009, the benefits payable in 2009 for Ms. Dissinger’s SERP contact would have been $113,184.  EMPLOYEE CONTRACTS- If a triggering event had occurred on December 31, 2009, the benefits payable in 2009 would have been as follows:  Mr. Lochen, $328,180; and Mr. Dakey, $41,808.  CHANGE IN CONTROL AGREEMENTS- If a change in control had occurred in 2009, the benefits payable in 2009 would have been as follows:  Mr. Lochen, $418,600; Mr. Dakey, $548,313; Ms. Dissinger, $234,000; and Mr. Ferretti, $212,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END DECEMBER 31, 2009

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price	Option Expiration Date
Richard S. Lochen, Jr.	375			$16.50	5/1/2011
	300			$18.00	5/1/2012
	100			$27.50	6/1/2013
	250			$34.10	11/12/2014
	250			$30.75	10/3/2015
Debra E. Dissinger	150			$27.50	6/1/2013
	150			$34.10	11/12/2014
	150			$30.75	10/3/2015
Joseph M. Ferretti	150			$27.50	6/1/2013
	150			$34.10	11/12/2014
	150			$30.75	10/3/2015

OPTION EXERCISES AND STOCK VESTED TABLE
There were no Option Exercises in 2009.

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Debra E. Dissinger Executive VP COO/PFO Chief Risk Officer	Executive Supplemental Retirement Plan	35	57,110	6,978

RELATIONSHIPS AND OTHER RELATED TRANSACTIONS

Several of the Company’s Directors, Officers, their immediate family members and companies with which they are associated, are customers of the Bank.   During 2009, many of them had banking transactions with the Bank, in the ordinary course of the Bank’s business, and intend to do so in the future. The Bank has a formal process with respect to the review and approval of loans extended by Peoples National Bank to related persons. In 2006, the Bank adopted written procedures to review and approve transactions with related persons. In accordance with these procedures all transactions with related persons must be approved or ratified by disinterested members of Board of Directors. All loans and commitments to loan included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Bank’s Management, do not involve more than the normal risk of collection or present other unfavorable features.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report by reference therein.

The members of the Bank’s Audit Committee were William E. Aubrey II, Ronald G. Kukuchka and Russell D. Shurtleff, Esquire – Earle A. Wootton has replaced Russell D. Shurtleff as of 1/1/2010 due to his resignation.  The Committee met four times during fiscal 2009.   The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.  In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure.  As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.  A copy of the Audit Committee Charter is available on the Bank’s website www.peoplesnatbank.com/investors.

Independent Auditor Fees  The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the Securities and Exchange Commission require all public accounting firms which audit issuers to obtain pre-approval from their respective Audit Committees in order to provide professional services without impairing independence.

Preapproval  The Audit Committee has adopted policies and procedures which set forth the manner in which the committee will review and approve all audit and non-audit services to be provided by the independent registered public accounting firm before that firm is retained for such services. The pre-approval policies and procedures are as follows:

•
Any audit or non-audit service to be provided to the Company by the independent registered public accounting firm must be submitted to the Audit Committee for review and approval. The proposed services are submitted to the Audit Committee with a description of the services to be performed, fees to be charged, and affirmation that the services are not prohibited under Section 201 of the Sarbanes-Oxley Act of 2002.

•	The Audit Committee, in its sole discretion, then approves or disapproves the proposed services and documents such approval, if given, by signing the engagement letter.

ParenteBeard LLC (name changed in 2009 – was formerly Beard Miller Company LLC) has previously issued engagement letters to or obtained formal approval from the Audit Committee for certain services.  These services are summarized below.

The following fees were incurred for 2009 and 2008:
	2009	2008
Audit Fees (1)	$95,772	$91,931
Audit-Related Fees (2)	954	-
Tax Fees (3)	12,215	14,701
All other fees (4)	-	-
	$108,941	$106,632

(1)
Includes professional services rendered for the audit of the Corporation’s annual financial statements and internal control and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory filings, including out-of-pocket expenses.

(2)	Assurance and related services reasonably related to the performance of the audit or review of financial statements.
(3)	Tax fees include the following: preparation of state and federal tax returns and consultation on various other tax related matters.
(4)	Other fees include evaluation of a proposed transaction or other permitted, nonrecurring non-attest special projects.

The fees were approved in accordance with the Audit Committee’s policy.

The Audit Committee of the Bank has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2009, and discussed them with management and the Company’s independent accountants, ParenteBeard LLC.  The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Bank’s Audit Committee has received from the independent accountants the written disclosures and letter required by applicable requirements of the Public Company Oversight Board regarding the independent accountants’ communication with the Audit Committee concerning independence, and the Audit Committee has discussed the accountants’ independence from the Company and management with the accountants.  Based on the review and discussions, the Bank’s Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2009, be included in the Company’s Annual Report on Form 10-K for that fiscal year.

Members of the Audit Committee
William E. Aubrey II
Ronald G. Kukuchka
Earle A. Wootton

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s Board of Directors presently consists of seven members. The Company’s Board of Directors is divided into three classes, one-third (as nearly equal in number as possible) of who are elected annually to serve for a term of three years.

The following information is set forth in the table entitled “Company’s Board of Directors”:
•	name;
•	age;
•	term of office; and
•	the principal occupation of such individuals during the past five years.
The Executive Officers are appointed to their respective offices annually.  All Directors of the Company also serve as Directors of Peoples National Bank.  Unless otherwise indicated, the principal occupation listed for a person has been the person’s occupation for at least the past five years.  The table indicates the earliest year a person became an Officer or Director for Peoples National Bank or the Company.

NAME	AGE	POSITION ON BOARD	YEAR ELECTED OR APPOINTED OFFICE	YEAR TERM EXPIRES	OCCUPATION
William E. Aubrey II	47	Chairman Director	2006	2010	President/CEO of Gertrude Hawk Chocolates
Alan W. Dakey	58	President/CEO Director	2009	2012	President/CEO of Bank and Company/ Former President/CEO of Mid Penn Bancorp, Inc.
Ronald G. Kukuchka	56	Director	2007	2011	President of Ace Robbins, Inc.
Richard S. Lochen, Jr.	46	Director	2003	2011	Certified Public Accountant/ Former Chief Administrative Officer of Bank and Company/Former President/CEO of Bank and Company
George H. Stover, Jr.	63	Director	1992	2011	Real Estate Appraiser
Earle A. Wootton	65	Director	2010	2012	Director of the Community Foundation of Susquehanna and Wyoming Counties/ Former President of a Group of Commercial Printing and Publishing Companies
Joseph T. Wright, Jr.	54	Director	2009	2010	Attorney at Law
Debra E. Dissinger	55	Secretary	1990	N/A	Executive Vice President/Chief Operations Officer/Chief Risk Officer of the Bank
Joseph M. Ferretti	40	N/A	1997	N/A	Senior Vice President/Chief Credit Officer of the Bank

There are no family relationships among any of the Executive Officers or Directors of the Company.  Executive Officers of Peoples National Bank are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Management knows of no business other than as described previously that is planned to be brought before the Meeting.  Should any other matters arise, however, the person(s) named on the enclosed proxy will vote in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with his/her best judgment.